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                                                                     EXHIBIT 3.3

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATION
                                                       FILED 09:00 AM 11/13/1997
                                                          971387924 - 2005509

                           CERTIFICATE OF AMENDMENT
                                    TO THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                             CHENIERE ENERGY, INC.

     Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Cheniere Energy, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"),

                             DOES HEREBY CERTIFY:

     FIRST:     That the Board of Directors of the Company (the "Board"), by the
unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable an amendment to the Amended and Restated Certificate of Incorporation of the Company. The resolution setting forth the proposed amendment is as follows:

     NOW, THEREFORE, BE IT RESOLVED, that, the first sentence and items (1) and
(2) of Article Fourth of the Company's Amended and Restated Certificate of Incorporation be amended to be and read in their entirety as follows:

               FOURTH: The total number of shares of stock that the Company shall have authority to issue is 45,000,000 shares, consisting of:

               (1) 40,000,000 shares of Common Stock, having a par value of $.003 per share; and

               (2) 5,000,000 shares of Preferred Stock with a par value of $.0001 per share.

     SECOND: That thereafter, the 1997 annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Walter L. Williams, its President and Chief Executive Officer, this 5th day of November 1997.


                                        /S/ WALTER L. WILLIAMS
                                        ------------------------------
                                              Walter L. Williams
                                        President and Chief Executive Officer